Exhibit 99.1

Avnet Reports First Quarter 2024 Financial Results

First quarter sales of $6.3 billion and diluted EPS of $2.25

Adjusted diluted EPS of $1.61 exceeded guidance

Electronic Components operating margin of 4.6% increased 38 basis points year over year

PHOENIX – November 1, 2023 – Avnet, Inc. (Nasdaq: AVT) today announced results for its first quarter ended September 30, 2023.

Commenting on the Company’s financial results, Avnet Chief Executive Officer Phil Gallagher stated, “We delivered better-than-expected results in the first quarter thanks to the strong performance of our Electronic Components business. Our team’s continued execution and flexibility are resonating with both our customer and supplier partners, especially in today’s market conditions. We remain focused on the things we can control, and are confident that our resiliency and adaptability will keep us on our path to driving profitable growth and value for all of our stakeholders in the long term.”

Fiscal First Quarter Key Financial Highlights:

●	Sales of $6.3 billion decreased 6.1% year over year from $6.8 billion.
o	On a constant currency basis, sales decreased 7.8% year over year and decreased 2.9% sequentially.
●	Diluted earnings per share of $2.25, compared with $1.93 in the prior year quarter.
o	Adjusted diluted earnings per share of $1.61, compared with $2.00 in the prior year quarter.
o	A gain on legal settlement benefitted GAAP diluted earnings per share by $0.71 for the quarter.
●	Operating income margin of 4.0%, decreased 29 basis points year over year.
o	Adjusted operating income margin of 4.1%, decreased 22 basis points year over year.
o	Electronic Components operating income margin of 4.6%, increased 38 basis points year over year.
o	Farnell operating income margin of 4.2% decreased 389 basis points sequentially.
●	Returned $28.3 million to shareholders in dividends during the quarter.
●	Returned $27.0 million to shareholders in the quarter from share repurchases.

Key Financial Metrics

($ in millions, except per share data)

First Quarter Results (GAAP)
	Sep – 23	Sep – 22	Change Y/Y		Jun – 23	Change Q/Q
Sales	$6,335.6	$6,750.1	(6.1)%		$6,554.6	(3.3)%
Operating Income	$253.8	$290.5	(12.7)%		$283.7	(10.5)%
Operating Income Margin	4.0%	4.3%	(29)	bps	4.3%	(32)	bps
Diluted Earnings Per Share (EPS)	$2.25	$1.93	16.6%		$1.68	33.9%
First Quarter Results (Non-GAAP)(1)
	Sep – 23	Sep – 22	Change Y/Y		Jun – 23	Change Q/Q
Adjusted Operating Income	$261.7	$293.3	(10.8)%		$312.6	(16.3)%
Adjusted Operating Income Margin	4.1%	4.4%	(22)	bps	4.8%	(64)	bps
Adjusted Diluted Earnings Per Share (EPS)	$1.61	$2.00	(19.5)%		$2.06	(21.8)%
Segment and Geographical Mix
	Sep – 23	Sep – 22	Change Y/Y		Jun – 23	Change Q/Q
Electronic Components (EC) Sales	$5,914.4	$6,324.2	(6.5)%		$6,109.2	(3.2)%
EC Operating Income Margin	4.6%	4.2%	38	bps	5.1%	(47)	bps
Farnell Sales	$421.2	$425.9	(1.1)%		$445.4	(5.4)%
Farnell Operating Income Margin	4.2%	12.1%	(792)	bps	8.1%	(389)	bps
Americas Sales	$1,573.5	$1,678.9	(6.3)%		$1,732.7	(9.2)%
EMEA Sales	$2,308.0	$2,129.5	8.4%		$2,450.6	(5.8)%
Asia Sales	$2,454.1	$2,941.7	(16.6)%		$2,371.3	3.5%

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the “Non-GAAP Financial Information” section of this press release.

Outlook for the Second Quarter of Fiscal 2024 Ending on December 30, 2023

	Guidance Range	Midpoint
Sales	$6.00B – $6.30B	$6.15B
Adjusted Diluted EPS	$1.35 – $1.45	$1.40

The above guidance is based upon current market conditions and implies a sequential sales decline of 1% to 5% and assumes a seasonal decline in sales from the Western regions primarily due to holidays.

The above guidance also excludes restructuring, integration and other expenses, amortization of intangibles, and certain income tax adjustments. The above guidance assumes similar interest expense to the fourth quarter and an effective tax rate of between 22% and 26%. The above guidance assumes 92 million average diluted shares outstanding and average currency exchange rates as shown in the table below:

	Q2 Fiscal
	2024	Q1 Fiscal	Q2 Fiscal
	Guidance	2024	2023
Euro to U.S. Dollar	$1.06	$1.09	$1.02
GBP to U.S. Dollar	$1.22	$1.27	$1.17

Today’s Conference Call and Webcast Details

Avnet will host a conference call and webcast today at 1:30 p.m. PT / 4:30 p.m. ET to discuss its financial results, provide a business update and answer questions.

●	Live conference call: 877-407-8112 (domestic) or 201-689-8840 (international)
●	Conference call replay available through November 8, 2023: 877-660-6853 or 201-612-7415 and using Conference ID: 13741421
●	Live and archived webcast can be accessed via Avnet’s Investor Relations web page at: https://ir.avnet.com

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, results of operations, and business of the Company. You can find many of these statements by looking for words like “believes,” “projected”, “plans,” “expects,” “anticipates,” “should,” “will,” “may,” “estimates,” or similar expressions. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. The following important factors, in addition to those discussed elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended July 1, 2023 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, could affect the Company’s future results of operations, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements: geopolitical events and military conflicts; pandemics and other health-related crises; competitive pressures among distributors of electronic components; an industry down-cycle in semiconductors, including supply shortages; relationships with key suppliers and allocations of products by suppliers, including increased non-cancellable/non-returnable orders; accounts receivable defaults; risks relating to the Company’s international sales and operations, including risks relating to repatriating cash, foreign currency fluctuations, inflation, duties and taxes, sanctions and trade restrictions, and compliance with international and U.S. laws; risks relating to acquisitions, divestitures, and investments; adverse effects on the Company’s supply chain, operations of its distribution centers, shipping costs, third-party service providers, customers, and suppliers, including as a result of issues caused by military conflicts, terrorist attacks, natural and weather-related disasters, pandemics and health related crises, warehouse modernization, and relocation efforts; risks related to cyber security attacks, other privacy and security incidents, and information systems failures, including related to current or future implementations, integrations, and upgrades; general economic and business conditions (domestic, foreign, and global) affecting the Company’s operations and financial performance and, indirectly, the Company’s credit ratings, debt covenant compliance, liquidity, and access to financing; constraints on employee retention and hiring; and legislative or regulatory changes.

Any forward-looking statement speaks only as of the date on which that statement is made. Except as required by law, the Company assumes no obligation to update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

About Avnet

As a leading global technology distributor and solutions provider, Avnet has served customers’ evolving needs for more than a century. Decade after decade, Avnet helps its customers and suppliers around the world realize the transformative possibilities of technology. Learn more about Avnet at www.avnet.com. (AVT_IR)

Investor Relations Contact

InvestorRelations@Avnet.com

Media Relations Contact

Jeanne Forbis, 480-643-7499

Jeanne.Forbis@Avnet.com

AVNET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	First Quarters Ended
	September 30,	October 1,
	2023	2022

	(Thousands, except per share data)
Sales	$6,335,648	$6,750,133
Cost of sales	5,587,542	5,981,960
Gross profit	748,106	768,173
Selling, general and administrative expenses	487,286	477,636
Restructuring, integration and other expenses	7,051	—
Operating income	253,769	290,537
Other income, net	5,960	323
Interest and other financing expenses, net	(70,796)	(45,098)
Gain on legal settlements and other	86,499	—
Income before taxes	275,432	245,762
Income tax expense	66,164	61,501
Net income	$209,268	$184,261

Earnings per share:
Basic	$2.29	$1.96
Diluted	$2.25	$1.93

Shares used to compute earnings per share:
Basic	91,495	94,051
Diluted	93,178	95,636
Cash dividends paid per common share	$0.31	$0.29

AVNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	July 1,
	2023	2023

	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$278,679	$288,230
Receivables	4,679,691	4,763,788
Inventories	5,755,051	5,465,031
Prepaid and other current assets	197,720	233,804
Total current assets	10,911,141	10,750,853
Property, plant and equipment, net	470,971	441,557
Goodwill	759,848	780,629
Operating lease assets	220,657	221,698
Other assets	283,845	282,422
Total assets	$12,646,462	$12,477,159

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$68,601	$70,636
Accounts payable	3,445,711	3,373,820
Accrued expenses and other	722,409	753,130
Short-term operating lease liabilities	53,657	51,792
Total current liabilities	4,290,378	4,249,378
Long-term debt	3,101,903	2,988,029
Long-term operating lease liabilities	186,745	190,621
Other liabilities	244,853	297,462
Total liabilities	7,823,879	7,725,490
Shareholders’ equity	4,822,583	4,751,669
Total liabilities and shareholders’ equity	$12,646,462	$12,477,159

AVNET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	First Quarters Ended
	September 30, 2023	October 1, 2022

	(Thousands)
Cash flows from operating activities:
Net income	$209,268	$184,261

Non-cash and other reconciling items:
Depreciation	20,639	19,640
Amortization	878	2,755
Amortization of operating lease assets	13,271	13,141
Deferred income taxes	5,575	(7,296)
Stock-based compensation	9,355	8,924
Other, net	(20,171)	8,224
Changes in (net of effects from businesses acquired and divested):
Receivables	30,190	(419,852)
Inventories	(371,604)	(559,044)
Accounts payable	111,489	120,938
Accrued expenses and other, net	(50,184)	(16,840)
Net cash flows used for operating activities	(41,294)	(645,149)

Cash flows from financing activities:
Borrowings (repayments) under accounts receivable securitization, net	(92,100)	152,200
Borrowings under senior unsecured credit facility, net	243,613	701,987
Repayments under bank credit facilities and other debt, net	(133)	(85,432)
Repurchases of common stock	(24,324)	(152,408)
Dividends paid on common stock	(28,320)	(26,998)
Other, net	1,414	(964)
Net cash flows provided by financing activities	100,150	588,385

Cash flows from investing activities:
Purchases of property, plant and equipment	(76,089)	(28,208)
Other, net	300	7,303
Net cash flows used for investing activities	(75,789)	(20,905)
Effect of currency exchange rate changes on cash and cash equivalents	7,382	4,857
Cash and cash equivalents:
— decrease	(9,551)	(72,812)
— at beginning of period	288,230	153,693
— at end of period	$278,679	$80,881

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses certain non-GAAP financial information including (i) adjusted operating income, (ii) adjusted operating expenses, (iii) adjusted other income (expense), (iv) adjusted income before income taxes, (v) adjusted income tax expense (benefit), and (vi) adjusted diluted earnings per share.

There are also references to the impact of foreign currency in the discussion of the Company’s results of operations. When the U.S. Dollar strengthens and the stronger exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is a decrease in U.S. Dollars of reported results. Conversely, when the U.S. Dollar weakens and the weaker exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is an increase in U.S. Dollars of reported results. In the discussion of the Company’s results of operations, results excluding this impact are referred to as “constant currency.” Management believes sales in constant currency is a useful measure for evaluating current period performance as compared with prior periods and for understanding underlying trends. In order to determine the translation impact of changes in foreign currency exchange rates on sales, income or expense items for subsidiaries reporting in currencies other than the U.S. Dollar, the Company adjusts the average exchange rates used in current periods to be consistent with the average exchange rates in effect during the comparative period.

Management believes that operating income and operating expenses adjusted for restructuring, integration and other expenses, and amortization of acquired intangible assets and other, are useful measures to help investors better assess and understand the Company’s operating performance. This is especially the case when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results or non-cash in nature. Management analyzes operating income and operating expenses without the impact of these items as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in most cases, for measuring performance for compensation purposes. Management measures operating income for its reportable segments excluding restructuring, integration and other expenses, and amortization of acquired intangible assets and other.

Additional non-GAAP metrics management uses is adjusted operating income margin, which is defined as adjusted operating income (as defined above) divided by sales.

Management also believes income tax expense (benefit), net income and diluted earnings per share adjusted for the impact of the items described above, gain on legal settlements and other, and certain items impacting other income (expense) and income tax expense (benefit) are useful to investors because they provide a measure of the Company’s net profitability on a more comparable basis to historical periods and provide a more meaningful basis for forecasting future performance. Adjustments to income tax expense (benefit) and the effective income tax rate include the effect of changes in tax laws, certain changes in valuation allowances and unrecognized tax benefits, income tax audit settlements and adjustments to effective tax rate based upon the expected long-term adjusted effective tax rate. Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes net income and diluted earnings per share excluding the impact of these items provides an important measure of the Company’s net profitability for the investing public.

Any analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, results presented in accordance with GAAP.

Fiscal 2024
First Quarter
September 30, 2023
($ in thousands, except per share amounts)
GAAP selling, general and administrative expenses	$487,286
Amortization of intangible assets and other	(878)
Adjusted operating expenses	486,408

GAAP operating income	$253,769
Restructuring, integration and other expenses	7,051
Amortization of intangible assets and other	878
Adjusted operating income	261,698

GAAP income before income taxes	$275,432
Restructuring, integration and other expenses	7,051
Amortization of intangible assets and other	878
Gain on legal settlements and other	(86,499)
Adjusted income before income taxes	196,862

GAAP income tax expense	$66,164
Restructuring, integration and other expenses	1,703
Amortization of intangible assets and other	203
Gain on legal settlements and other	(20,434)
Income tax expense items, net	(390)
Adjusted income tax expense	47,246

GAAP net income	$209,268
Restructuring, integration and other expenses (net of tax)	5,348
Amortization of intangible assets and other (net of tax)	675
Gain on legal settlements and other (net of tax)	(66,065)
Income tax expense items, net	390
Adjusted net income	149,616

GAAP diluted earnings per share	$2.25
Restructuring, integration and other expenses (net of tax)	0.06
Amortization of intangible assets and other (net of tax)	0.01
Gain on legal settlements and other (net of tax)	(0.71)
Income tax expense items, net	0.00
Adjusted diluted EPS	1.61

		Quarters Ended
	Fiscal Year	July 1,	April 1,	December 31,	October 1,
	2023*	2023*	2023	2022	2022

	($ in thousands, except per share amounts)
GAAP selling, general and administrative expenses	$1,967,305	$506,322	$498,219	$485,127	$477,636
Amortization of intangible assets and other	(6,053)	(878)	(876)	(1,541)	(2,759)
Adjusted operating expenses	1,961,252	505,444	497,343	483,586	474,877

GAAP operating income	$1,186,800	$283,662	$313,629	$298,973	$290,537
Restructuring, integration and other expenses	28,038	28,038	—	—	—
Amortization of intangible assets and other	6,053	878	876	1,541	2,759
Adjusted operating income	1,220,891	312,578	314,505	300,514	293,296

GAAP income before income taxes	$982,876	$190,393	$243,587	$303,134	$245,762
Restructuring, integration and other expenses	28,038	28,038	—	—	—
Amortization of intangible assets and other	6,053	878	876	1,541	2,759
Gain on legal settlements and other	(37,037)	24,669	—	(61,705)	—
Adjusted income before income taxes	979,931	243,978	244,463	242,970	248,521

GAAP income tax expense	$212,048	$35,138	$56,161	$59,248	$61,501
Restructuring, integration and other expenses	6,007	6,007	—	—	—
Amortization of intangible assets and other	1,360	207	203	345	605
Gain on legal settlements and other	(8,711)	5,828	—	(14,539)	—
Income tax expense items, net	16,453	5,583	3,529	12,287	(4,946)
Adjusted income tax expense	227,157	52,763	59,893	57,341	57,160

GAAP net income	$770,828	$155,255	$187,426	$243,886	$184,261
Restructuring, integration and other expenses (net of tax)	22,031	22,031	—	—	—
Amortization of intangible assets and other (net of tax)	4,693	671	673	1,196	2,154
Gain on legal settlements and other (net of tax)	(28,326)	18,841	—	(47,166)	—
Income tax expense items, net	(16,453)	(5,583)	(3,529)	(12,287)	4,946
Adjusted net income	752,774	191,215	184,570	185,629	191,361

GAAP diluted earnings per share	$8.26	$1.68	$2.03	$2.63	$1.93
Restructuring, integration and other expenses (net of tax)	0.24	0.24	—	—	—
Amortization of intangible assets and other (net of tax)	0.05	0.01	0.01	0.01	0.02
Gain on legal settlements and other (net of tax)	(0.31)	0.20	—	(0.51)	—
Income tax expense items, net	(0.18)	(0.06)	(0.04)	(0.13)	0.05
Adjusted diluted EPS	8.06	2.06	2.00	2.00	2.00

* May not foot/cross foot due to rounding.

Sales in Constant Currency

The following table presents reported sales growth rates and sales growth rates in constant currency for the first quarter of fiscal 2024 compared to the first quarter of fiscal 2023.

	Quarter Ended
	September 30, 2023
		Sales		Sales
		Year-Year %		Sequential %
	Sales	Change in	Sales	Change in
	Year-Year	Constant	Sequential	Constant
	% Change	Currency	% Change	Currency
Avnet	(6.1)%	(7.8)%	(3.3)%	(2.9)%
Avnet by region
Americas	(6.3)%	(6.3)%	(9.2)%	(9.2)%
EMEA	8.4	1.9	(5.8)	(5.5)
Asia	(16.6)	(15.8)	3.5	4.4
Avnet by segment
EC	(6.5)%	(8.1)%	(3.2)%	(2.7)%
Farnell	(1.1)	(3.8)	(5.4)	(5.4)

Historical Segment Financial Information

Fiscal 2024
First Quarter
September 30,
2023*
(in millions)
Sales:
Electronic Components	$5,914.4
Farnell	421.2
Avnet sales	$6,335.6

Operating income:
Electronic Components	$272.8
Farnell	17.7
290.5
Corporate expenses	(28.7)
Restructuring, integration and other expenses	(7.1)
Amortization of acquired intangible assets and other	(0.9)
Avnet operating income	$253.8

Sales by geographic area:
Americas	$1,573.5
EMEA	2,308.0
Asia	2,454.1
Avnet sales	$6,335.6

* May not foot due to rounding.

		Quarters Ended
	Fiscal	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	Year	July 1,	April 1,	December 31,	October 1,
	2023*	2023*	2023	2022	2022

	(in millions)
Sales:
Electronic Components	$24,802.6	$6,109.2	$6,059.6	$6,309.5	$6,324.2
Farnell	1,734.3	445.4	455.0	408.0	425.9
Avnet sales	$26,536.9	$6,554.6	$6,514.6	$6,717.5	$6,750.1

Operating income:
Electronic Components	$1,179.6	$310.4	$305.2	$296.7	$267.3
Farnell	165.5	36.1	40.9	36.9	51.6
	1,345.1	346.5	346.1	333.6	318.9
Corporate expenses	(124.2)	(33.9)	(31.6)	(33.1)	(25.6)
Restructuring, integration and other expenses	(28.0)	(28.0)	—	—	—
Amortization of acquired intangible assets and other	(6.1)	(0.9)	(0.9)	(1.5)	(2.8)
Avnet operating income	$1,186.8	$283.7	$313.6	$299.0	$290.5

Sales by geographic area:
Americas	$6,807.7	$1,732.7	$1,714.9	$1,681.2	$1,678.9
EMEA	9,229.4	2,450.6	2,393.4	2,255.9	2,129.5
Asia	10,499.8	2,371.3	2,406.3	2,780.4	2,941.7
Avnet sales	$26,536.9	$6,554.6	$6,514.6	$6,717.5	$6,750.1

* May not foot/cross foot due to rounding.